Exhibit 10.1

CONTRACT FOR THE SALE AND

PURCHASE OF REAL ESTATE

This CONTRACT FOR THE SALE AND PURCHASE OF REAL ESTATE (hereinafter referred to as “Contract”) is made and entered into this the 25th day of April, 2007, by and between JACK DAY PERRY, SR., ELIZABETH BARTON PERRY, JACK DAY PERRY, JR. AND VICKI PERRY MAUNEY (Vicki Perry Mauney is the same person as Vicki Perry Harrell, (hereinafter referred to collectively as “Sellers”) and MYRIAD WORLD RESORTS OF TUNICA, LLC, a Mississippi limited liability company, (hereinafter referred to as “Purchaser”), collectively referred to as “Parties”.  MYRIAD ENTERTAINMENT AND RESORTS, INC. (“Myriad Entertainment”) joins in solely and only for the express purposes listed and outlined herein.

WHEREAS, the Sellers and Purchaser have previously entered into certain prior agreements and amendments thereto including a Casino Ground Lease dated April 20, 2004 and a Contract for the

Sale and Purchase of Real Property dated March 15, 2006; and

WHEREAS, Purchaser is owned 99% by Myriad Entertainment; and

WHEREAS, the Parties desire to enter into this Contract thereby replacing the prior Original Contracts (as defined below);

Now therefore, for and in consideration of the mutual covenants, conditions and promises contained herein, the parties do hereby contract as follows:

WITNESSETH:

1.

Property: Sellers hereby agree to sell and Purchaser hereby agrees to purchase the following described property, to wit:

TRACT I

The West Half (W ½) of Section Six (6) less the right of way to the Board of Commissioners to the Yazoo-Mississippi Levee Board containing 315.3 acres, more or less.

TRACT II

The North Half (N ½ ) of Section Seven (7) west of the right of way to the Board of Commissioners to the Yazoo-Mississippi Levee Board containing 242.5 acres, more or less.

TRACT III

The north 180 feet of the North Half (N ½) of Section Seven (7) east of the right  of way to the Board of Commissioners to the Yazoo-Mississippi Levee Board.

(hereinafter the “Property”).

2.

Cash Purchase Price: Purchaser shall pay Sellers $25,000,000 in cash or certified check for the Property.  The above Cash Payment shall be delivered to Sellers at the address listed in Paragraph 8 of this Contract.  The failure of Purchaser to timely pay in full the above amounts when due may, at the Seller’s option, result in the termination of this Contract, and any part of the above amounts previously paid, shall be retained by Sellers as liquidated damages and shall be Sellers’ sole remedy except as is provided for by Paragraph 4.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

 3.

Closing Date:  This transaction shall close on or before Wednesday, August 1, 2007 at 3:00 p.m. (the “Closing Date”) at  Dulaney Law Firm, L.L.P., 986 Harris Street, P.O. Box 188, Tunica, MS  38676, or other such place as is mutually agreed upon by the parties.  If the Purchaser desires to close this transaction prior to the closing date, then Purchaser shall give Sellers written notice at least ten (10) days prior to the desired closing date which notice shall state the desired closing date.

Sellers shall pay for the preparation of the Deed.   Purchaser shall pay for the cost of recording the Deed.  Sellers and Purchaser shall each pay their own attorney’s fees and other expenses incurred in connection with this transaction.

4.

Inspections and Tests:  Purchaser, or its designees, may, at any time after Sellers’ and Purchaser’s execution of this Contract, enter on the Property to make engineering studies, surveys, and other such tests, examinations and inspections as Purchaser may desire as long as such tests, examinations and inspections, do not reasonably interfere with the operations or any current use of the Property.   Purchaser will have all soil test borings, environmental studies, and other reports completed as soon as possible and will provide Sellers with a copy.  If the Closing does not occur, Purchaser will make such repairs as necessary to leave the Property in the same condition as it existed prior to entry by Purchaser. Purchaser will notify Jack Day Perry, Sr. at least one (1) day in advance each time Purchaser intends to enter onto the Property for purposes contemplated herein.  If any damage is done to any growing crops by Purchaser or its designees, then Purchaser shall pay the Sellers’ farm tenant for the damage done.  Sellers’ shall be entitled to all farm rent paid for the 2007 crop year. Purchaser shall indemnify and hold Sellers harmless from any and all claims of Sellers’ farm tenant with regard to any damage done to any crops by Purchaser or Purchaser’s designee.  Sellers represent that the existing farm lease terminates at the end of the current crop year (approximately November 15, 2007) and that there are no options or other rights of the farm tenants to continue in possession of the Property after this crop year.

5.

Form of Deed:  Sellers shall deliver to Purchaser at Closing, a general warranty deed, conveying good and marketable fee simple title to the Property, subject only to such easements and restrictions of record specifically approved by Purchaser and subject to the following:

a.

Taxes for the year 2007 which the parties will prorate as of the date of closing.

b.

Zoning, subdivision and sign regulations of Tunica County, Mississippi.

c.

An easement across the north 40 feet of the Property to allow Sellers to access their other property located northwest of the Property.  In addition to Sellers, this easement may be used by the Sellers and any owner of property west of the Property, or their successors, heirs or assigns for agricultural purposes only and only to the extent the same does not materially and substantially interfere with Purchaser’s development and use of the Property.  Sellers’ use of the easement shall not be restricted.

6.

Merchantability of Title: In the event a title search reveals defects in the title, other than those listed in Paragraph 5(a) - (c), which will materially and adversely affect the Purchaser’s use of the Property, Purchaser shall notify Sellers in writing of the specific defects within 45 days of the last execution hereof and thereupon Sellers shall have 30 days to cure said defects.  The Sellers will take no action to cause or allow, and will not allow any defects to arise with regard to the title to the Property.

7.

Collection Costs:  In the event any action is commenced by either party against the other in connection herewith, the prevailing party shall be entitled to its costs and expenses, including reasonable attorney’s fees.  This provision shall survive the closing.

8.

Notice:  Any and all notices and demands by any party to the other party, required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or if made by Federal Express or similar delivery

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Revised Agreement

April 25, 2007

service keeping records of deliveries and attempted deliveries or if made by telecopy.  Service by United States mail or delivery service shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner.  Service by facsimile copy or telecopy shall be deemed made upon confirmed transmission.

Any notice or demand to Sellers shall be addressed to Jack Day Perry, Sr., P.O. Box 607, 1300 Plantation Road, Tunica, MS 38676; telephone number (662) 363-1309; fax (662) 357-9133 with a copy to James McClure, McClure & Shuler, 107 W. McLaurine Street, P.O. Box 246, Sardis, MS 38666-0246; telephone number (662) 487-2835, fax (662) 487-2725.

Any notice or demand to Purchaser shall be addressed to Myriad World Resorts of Tunica, LLC, Attn: Nicholas A. Lopardo, 5615 Baltusrol Court, Sanible, FL 33957; telephone number (978) 360-2321, fax (978) 856-3106, with a copy to Andrew T. Dulaney, 986 Harris Street, P.O. Box 188, Tunica, MS  38676, telephone number (662) 363-2922, fax (662) 363-2923.

Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

9.

Entire Agreement: Amendments:  This Contract and its exhibits contain the entire agreement between the parties with regard to the sale and purchase of the Property except as provided for herein, and no promise, representation, warranty, covenant, agreement or understanding not specifically set forth in this Contract shall be binding upon, or inure to the benefit of, either party.  This Contract supercedes that certain option agreement by and between the parties in all respects.  This Contract may not be amended, altered, modified or supplemented in any manner except by an instrument in writing duly executed by the parties.  The parties hereto represent, covenant and agree that any promise, representation, warranty, covenant, agreement or understanding which either deems material is included in and made a part of this Contract.

10.

Governing Law: Interpretation:  This Contract shall be construed and enforced in accordance with the laws of the State of Mississippi.  The fact that this Contract shall have been prepared by an attorney for either the Sellers or Purchaser shall not be used to construe or interpret this Contract for or against either party; the parties intend that the provisions of this Contract shall be given their fair meaning and no court shall construe this Contract more stringently against one party than against the other.  Further, both parties represent that they are represented by counsel and have been fully advised of the effects and ramifications of all terms, conditions, covenants, and obligations contained in this agreement.

11.

Binding Effect: The provisions of this Contract shall be binding upon, and shall inure to the benefit of, the parties and respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

12.

No Waiver: The failure of Sellers or Purchaser to insist upon strict performance of any of the terms, conditions, covenants and obligations contained in this Contract shall not be deemed a waiver of any rights or remedies for any subsequent breach or default in the terms, conditions, covenants and obligations herein contained.

13.

Section Headings.  The Section headings hereof are intended for convenience and reference purposes only and shall not be used to construe or interpret this Contract.

14.

Severability.  If any provisions of this Contract shall be determined by any court to be invalid, illegal or unenforceable to any extent, then the remainder of this contract shall not be affected, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in this Contract.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

15.

Time is of the Essence:  Except as otherwise provided herein, time is of the essence as to this Contract and failure of either party to timely comply with the provisions of this Contract may result in the other party canceling this Contract which decision will be in that party’s sole discretion.

16.

Condemnation or Casualty: If the Property or any substantial portion thereof which could affect the Purchaser’s intended use thereof shall be condemned, prior to closing, or any proceeding for the condemnation of the Property, or any substantial portion thereof which could affect the Purchaser’s intended use thereof, is filed, or an agreement of sale is negotiated in lieu thereof, or if the Property shall sustain any casualty damage, Purchaser may elect to terminate this Contract; however, if Purchaser does not terminate and elects to proceed hereunder, any condemnation award or casualty insurance proceeds shall be accredited against the Purchase Price.

17.

Failure to Close:  If Sellers fail to deliver the Deed or meet any of the conditions hereof, Purchaser, at Purchaser’s sole option, may terminate this Contract.  Additionally, Purchaser may demand specific performance.  If Purchaser fails to perform and close as called for herein, then Sellers’ only remedy is to retain any part of the Cash Price previously paid.  Sellers and Purchaser shall have full rights to pursue any and all legal actions against the party opposite in the event of either party’s failure to perform and/or breach of this Contract after the execution hereof as relates to the terms of the Contract.

18.

Brokers and Agent:  Purchaser represents that it has entered into a contract with Kenneth Murphree, LLC for services.  Purchaser will pay the cost thereof.  Sellers represent that they have entered into a contract with PMC Real Estate and Andrew Murphree, a copy of which is attached hereto.  Prior to the closing date, Purchaser will make suitable arrangement with PMC Real Estate and Andrew Murphree and pay any commission or other fee due to him and will indemnify Sellers and hold Sellers harmless from any claims made by or as a result of PMC Real Estate’s (Andrew Murphree’s) contract.  Except for the referenced agreement, Sellers and Purchaser represent and warrant to each other that no broker or agent is due a commission from the proceeds of the Closing except as specifically stated herein and each hereby agrees to indemnify and hold the other and the Property harmless from the claims of any agent or broker for the payment of a commission.

19.

Tax Free Exchange:  Notwithstanding the provisions contained above relating to the sale of the Property, the parties acknowledge the possible desire and intention of Sellers, if possible,  to exchange the Property for property of a like kind or to utilize proceeds from a conveyance of other property in an exchange qualifying as a tax free exchange under Section 1031 of the Internal Revenue Code of 1986 (as amended), Purchaser and Sellers shall each cooperate fully to implement such exchange as hereinafter provided (at no additional expense to the other party).

20.

Deferred Exchange:   In order to permit Sellers to implement a deferred (or non-simultaneous) exchange pursuant to I.R.S. regulation Section 1.1031 (k)-1 (the Deferred Exchange Regulations), the parties acknowledge and agree that Sellers may cause the Property to be conveyed, or this agreement to be assigned, to a Qualified Intermediary pursuant to the Deferred Exchange Regulations and that at closing, the Property will be conveyed to Purchaser and the Purchase Price will be paid by Purchaser to the Qualified Intermediary.  In the event Purchaser desires to effectuate acquisition using proceeds from a deferred exchange involving other land presently vested in Purchaser, Sellers shall accept funds from Purchaser’s Qualified Intermediary and shall recognize that Purchaser’s interest may be assigned to such Qualified Intermediary.  Any deferred exchanges will be completed prior to the closing of this transaction so as to vest title in Purchaser at closing upon the payment of the balance of the Purchase Price.

21.

A material part of the consideration to the purchaser for purchasing is that the Purchaser has the option to qualify this transaction as part of a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986.  Sellers agree that Purchaser may assign this Agreement to an exchange intermediary of Purchaser's choice.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

22.

Sellers warrant and represent that they possess full right, power and authority to execute, deliver and perform this Contract.  Purchaser warrants and represents that it possesses full right, power and authority to execute, deliver, and perform this Contract.

23.

The parties have previously entered into a Casino Ground Lease dated April 20, 2004 and various amendments thereto (the “Casino Ground Lease”) and a Contract for the Sale and Purchase of Real Estate dated March 15, 2006 and various addendums thereto (the “Original Contract”).  The Casino Ground Lease and Original Contract are hereby terminated and neither party shall have further rights or obligation to the other as a result thereof.

24.

Stock Issurance:

(a)

At closing, Myriad Entertainment and Resorts, Inc. (hereinafter “Myriad Entertainment”) shall cause to be issued and delivered shares of its Common Stock as follows:

Sellers/Agent/Attorney:

Number of Shares of Common Stock:

Jack Day Perry, Sr.

2,000,000

Elizabeth B. Perry

1,000,000

Jack Day Perry, Jr.

1,000,000

Vicki Perry Mauney

1,000,000

Cody Harrell

500,000

James McClure, Sr.

1,000,000

Myriad Entertainment joins in the Contract solely for the purpose of evidencing its intent, agreement and obligation to issue the above referenced shares as required herein.

The Sellers, Cody Harrell and James McClure, Sr., shall have the right to transfer the stock for estate planning and similar planning purposes, provided however that any transferred stock shall be subject to the terms and restrictions hereof.

(b) Transfers.  Except as otherwise provided herein, the Common Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Common Stock other than pursuant to an effective registration statement, Myriad Entertainment may require the transferor thereof to provide to Myriad Entertainment an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Myriad Entertainment, to the effect that such transfer does not require registration of such transferred Common Stock under the Securities Act of 1933, as amended.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, including the lockup agreement (as indicated below).

(c) Shares Legend.  The above named recipients agree to the imprinting of a legend on the certificates representing their shares, in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

(d) Lock-Up and Voting Rights.  Each of the above named recipients agree that they shall not,  offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of any of their shares of Myriad Entertainment common stock issued upon consummation of the transactions contemplated in this Contract for a period of three (3) years from the Closing (“Lockup Period”). The form of Lock-Up Letter for each above named recipient is annexed hereto and made a part hereof as Exhibit “A”. Further, the above named recipient of the shares of common stock shall have no voting rights during the Lockup Period and, if requested, each recipient shall execute and deliver a proxy as directed by Myriad Entertainment’s Board of Directors.

25.

Purchaser intends to develop multiple casino venues on the Property.  With regard to the first two casinos developed by Purchaser or Myriad Entertainment on the Property, Purchaser agrees to pay to, for the time period specified below, an amount equal to two percent (2%) of the "Gross Gaming Revenue" derived from any and all gaming or gambling activities conducted on the Gaming Site (the “Percentage Payment”) as follows:

Party:

Percentage:

Jack Day Perry, Sr.

0.8 (40% of 2%)

Elizabeth B. Perry

0.4 (20% of 2%)

Vicki Perry Mauney

0.4 (20% of 2%)

Cody Harrell

0.4 (20% of 2%)

Total:

2.0%

Gross Gaming Revenue is hereby defined by  §75-76-5(p) of the Mississippi Code of 1972, as amended, as now written or as may be modified by the State of Mississippi in the future.  A copy of §75-76-5(p) of the Mississippi Code of 1972, as amended is attached hereto as Exhibit “B”.

The Percentage Payment for each respective casino shall be payable as follows: the first payment shall be made on the 1st day of the month following the first six months of gaming operations and shall be for the entire six month period; the second payment shall be made  on the 1st day of the month following the second six months of gaming operations and shall be for the entire six month period; and thereafter, Purchaser shall pay to the said parties listed above the Percentage Payment on a monthly basis at the same time Purchaser is required, pursuant to Mississippi law and the rules and regulations of the Mississippi State Tax Commission and the Mississippi Gaming Commission, to pay the Mississippi State Tax Commission the gaming tax due to the State of Mississippi.  Each payment shall be accompanied by written statement signed by Purchaser showing the Gross Gaming Revenues.  The Percentage Payments shall continue for periods of 27 years respectively beginning from the date of first gaming operations for each of the two Myriad Entertainment casinos on the Property.

All rights granted herein by this paragraph 25 are assignable, subject to Gaming Commission approval and Paragraph 28.

If, within five years from the opening of the first Myriad casino, Myriad has not opened a second casino, then beginning on the fifth anniversary of the opening of the first casino, Myriad shall begin paying as percentage rent an amount equal to four percent (4%) of the Gross Gaming Revenues to the above parties on the first casino.  This shall continue for a period of 22 years, and thereafter shall reduce back to two percent (2%) for an additional five years in order that the referenced parties will get the equivalent of 2% for a full 27 years for two properties.  This shall satisfy Myriad’s obligations hereunder.

26.

Sellers agree to provide Purchaser with up to twelve million cubic yards of fill material that may be needed for the development of the Property.  The fill material shall be made available within two and one-half miles from the Property.  Purchaser shall pay Sellers an amount equal to one dollar per cubic yard of fill material.  The borrow pit areas will be surveyed prior to any dirt being removed by a mutually agreed upon engineer/surveyor.  Once the Purchaser begins moving dirt from the borrow pit areas, every 30 days (or as close thereto as is possible

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

given the weather conditions), the borrow pit areas shall be surveyed and the number of yards of dirt removed calculated.  The engineer/surveyor shall simultaneously provide each party with a copy of his/her calculations showing the number of yards of fill dirt removed from the borrow pit areas during the applicable period.  Within ten days of Purchaser’s receipt of the report, Purchaser shall pay Sellers an amount equal to One Dollar ($1.00) per yard of fill dirt removed during that period.  Additionally, Purchaser will pay up to an additional $0.25 per yard as a fee for access rights to third party landowner’s whose property has to be traversed in connection with moving the fill material to the Property.  Notwithstanding the cost of the dirt ($1.00 a yard) and the access fee ($0.25 per yard), under no circumstances shall Purchaser be required to pay more than Ten Million Dollars ($10,000,000) for the fill material needed for the Property, provided however that if more than 12,000,000 cubic yards are needed, then the amount over 12,000,000 cubic yards will be paid for at the rate specified ($1.00 plus up to $0.25 access fee).  All fill material shall be of a quality that meets the specifications for the development.  Sellers shall be responsible for obtaining easements from any needed or necessary third party to allow Purchaser (or its contractors, successors or assigns) to traverse their property to allow fill material to be moved on to the Property.

27.

Sellers will have the following resort privileges for Myriad owned venues: Resort rooms: Service fee of $25 only; Golf: Course and cart free for life; Food and beverage: 20% discount on retail prices; Attractions/shows: Free; Spa: 25% discount on all visits; and Naming rights: one of the venues for the Perry family (the “Perks”).  Additionally, the Cody Harrell family only and the Jim McClure family only will likewise have the same resort privileges.  Family is defined as the individual, their spouse and children.

28.

In the event any Seller, Cody Harrell (or a family member) or James McClure (or a family member), (or anyone to whom any Seller, Cody Harrell or James McClure transfers stock) is required to be approved or licensed by the Mississippi Gaming Commission or other governmental agency that has regulatory authority over Purchaser or the development, and said party is not able to obtain the necessary approvals or licenses, then said non-approved or non-licensed party shall immediately divest himself/herself of the assets or rights that resulted in the need for the approval or license.  Further, any damage caused Purchaser as a result of the non-approved/non-licensed party shall be reimbursed to Purchaser by the said party.  Purchaser shall verify and report to Sellers, Cody Harrell and/or James McClure any licenses or permits that may be needed.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

29.

If Myriad sells the development, the purchasing party shall be required to honor all of the obligations contained in this Contract.

30.

Cody Harrell and James McClure are joining in the execution of this Contract to evidence their agreement and consent to all of the terms, conditions and provisions hereof which related to them.

Witness our signatures on the day and year as first above written and by signing this Contract each party represents to the Party opposite that this contract has been read in its entirety and all terms, conditions, covenants and obligations are fully understood.

MYRIAD WORLD RESORTS OF

TUNICA, LLC

By /s/ Nicholas A. Lopardo

Nicholas A. Lopardo, Manager

MYRIAD ENTERTAINMENT AND RESORTS, INC.

By: /s/ Nicholas A. Lopardo

Nicholas A. Lopardo

Title:

/s/ Jack Day Perry

Jack Day Perry, Sr.

/s/ Elizabeth Barton Perry

Elizabeth Barton Perry

/s/ Jack Day Perry, Jr.

Jack Day Perry, Jr.

/s/ Vicki Perry Mauney

Vicki Perry Mauney

/s/ Cody Harrell

Cody Harrell

/s/ James McClure

James McClure, Sr.

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Jack Day Perry, Sr., who acknowledged that he signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the _____ day of April, 2007.

Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Elizabeth Barton Perry, who acknowledged that she signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the ______ day of April, 2007.

Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF __________________

Personally appeared before me, the undersigned authority in and for said County and State, the above named Jack Day Perry, Jr., who acknowledged that he signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the ______ day of April, 2007.

Notary Public

My Commission Expires:

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

STATE OF MISSISSIPPI

COUNTY OF

Personally appeared before me, the undersigned authority in and for said County and State, the above named Vicki Perry Mauney, who acknowledged that she signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the ______ day of April, 2007.

Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Nicholas A. Lopardo, the Manager of the above named Myriad World Resorts of Tunica, LLC., a Mississippi Limited Liability Company and acknowledged that on behalf of said limited liability company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of April, 2007.

        Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Nicholas A. Lopardo, the Chairman of the above named Myriad Entertainment and  Resorts, Inc., a Delaware Corporation and acknowledged that on behalf of said limited liability company, and in its name, being duly authorized so to do, he signed the foregoing instrument  and delivered said instrument on the day and year therein mentioned.

GIVEN under my hand and official seal, this the _____ day of April, 2007.

        Notary Public

My Commission Expires:

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

STATE OF MISSISSIPPI

COUNTY OF TUNICA

Personally appeared before me, the undersigned authority in and for said County and State, the above named Cody Harrell, who acknowledged that he signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the _____ day of April, 2007.

Notary Public

My Commission Expires:

STATE OF MISSISSIPPI

COUNTY OF

Personally appeared before me, the undersigned authority in and for said County and State, the above named James McClure, Sr., who acknowledged that he signed and delivered the foregoing instrument on the day and year therein mentioned.

Given under my hand and official seal, this the _____ day of April, 2007.

Notary Public

My Commission Expires:

C:\COREL USER\Myriad\Perry Contract.Renegotiated\001.new contract.draft 1.070426.wpd

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

EXHIBIT A

LOCK UP AGREEMENT/LETTER

Myriad Entertainment and Resorts, Inc.

2565 Horizon Lake Drive, Suite 110

Memphis, TN 38133

Ladies and Gentlemen:

The undersigned, a beneficial owner of __________share of common stock, $0.001 par value per share (the "Common Stock"), of Myriad Entertainment & Resorts, Inc. (the "Company") agrees, for the benefit of the Company, that he/she will not, without the Company’s prior written consent (and, if required by applicable state blue sky laws, the securities commissions in any such states), offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock owned by him/her, or subsequently acquired through the exercise of any options, warrants or other rights, or the conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, warrants or other rights with respect to any such securities, all during the thirty-six (36) month period commencing on August 1, 2007, the Closing as defined in that certain Contract for the Sale and Purchase of Real Estate entered into by and between the undersigned and the Company, dated April 25, 2007 (the “Agreement”).  Furthermore, the undersigned will permit all certificates evidencing any such securities to be endorsed with the appropriate restrictive legends, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company.  A copy of this Agreement will be available from the Company or the Company’s transfer agent upon request and without charge. Further, the above named recipient of the shares of common stock shall have no voting rights during the Lockup Period and, if requested, each recipient shall execute and deliver a proxy as directed by Myriad’s Board of Directors.

The undersigned hereby agrees to be bound by the applicable provisions of the Agreement.

Number of shares beneficially owned		Shareholder Name

Number of shares subject to options, warrants, rights and/or convertible securities	By:
Signature

Printed Name

Myriad - Perry, et al.

Revised Agreement

April 25, 2007

EXHIBIT B

MYRIAD WORLD RESORTS OF TUNICA, LLC/JACK DAY PERRY, SR., ET AL.

§75-76-5

75-76-5 Definitions.

[GENERAL PROVISIONS]

As used in this chapter, unless the context requires otherwise:

(a) - (o) intentionally deleted.

(p) "Gross revenue" means the total of all of the following, less the total of all cash paid out as losses to patrons and those amounts paid to purchase annuities to fund losses paid to patrons over several years by independent financial institutions:

(i) Cash received as winnings;

(ii) Cash received in payment for credit extended by a licensee to a patron for purposes of gaming; and

(iii) Compensation received for conducting any game in which the licensee is not party to a wager.

For the purposes of this definition, cash or the value of noncash prizes awarded to patrons in a contest or tournament are not losses.

The term does not include:

(i) Counterfeit money or tokens;

(ii) Coins of other countries which are received in gaming devices;

(iii) Cash taken in fraudulent acts perpetrated against a licensee for which the licensee is not reimbursed; or

(iv) Cash received as entry fees for contests or tournaments in which the patrons compete for prizes.

(q) - (ll) intentionally deleted.

Sources: Laws, 1990 Ex Sess, ch. 45, §3; Laws, 1991, ch. 543, §2; Laws, 1992, ch. 371, §4; Laws, 1993, ch. 488, §1, eff from and after passage (approved April 20, 1993).

Myriad - Perry, et al.

Revised Agreement

April 25, 2007